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                        Transworld Home HealthCare, Inc.
                                11 Skyline Drive
                            Hawthorne, New York 10532



                                                  May 14, 1996

Mr. Joseph J. Raymond
17140 Coral Cove Way
Boca Raton, Florida 37496

Dear Joe:

          We write to set forth our agreement with respect to your resignation as an employee, officer and director of Transworld Home HealthCare, Inc., a New York corporation (the "Company"), and all of its subsidiaries (collectively, with the Company, the "Companies").

          1. RESIGNATION. You hereby resign as an employee, officer and director of each of the Companies, and from any other position you hold with any of the Companies or any of their benefit or other plans or trusts, effective immediately, except that (i) through August 15, 1996, you may retain your position as a director of the Company (it being understood that you hereby resign as a director of the Company effective that date) and (ii) through August 15, 1996, you may retain the title of "Chairman of the Board" of the Company (it being understood that concurrently herewith the bylaws of the Company are being amended so that the title "Chairman of the Board" shall denote solely a director of the Company whose sole function is to preside at meetings of the Board of Directors of the Company, and no longer shall denote the position of chief executive officer, or any other officer, of the Company). Commencing August 16, 1996, you shall have the strictly honorary title of "Chair-Emeritus". You recognize that your resignation is irrevocable, and that neither your employment nor your other positions with the Companies will be resumed at any time. You agree that you will not seek to be re-employed by, or to become an officer of, the Companies or, after August 15, 1996, to become a director of the Company. You agree that you will not hold yourself out as an officer, employee or authorized representative of any of the Companies or, after
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Mr. Joseph J. Raymond
May 14, 1996
Page 2

August 15, 1996, as a director of the Company. You acknowledge that your agreements in this paragraph are a material inducement for the Company to enter into this Agreement.

          2. PAYMENTS. In consideration of your entering into this Agreement and performing your obligations hereunder, and in lieu of any other termination or severance payment or benefit, after the expiration of the seven (7) day revocation period referred to in paragraph 8 below (the "Revocation Period")) and subject to the receipt of the bank consent referred to in paragraph 9 below (the "Bank Consent"), the Company will pay or provide to you the following (in each case less applicable withholding and other taxes):

             a. SEVERANCE COMPENSATION. On the second business day following the later of the expiration of the Revocation Period and the receipt of the Bank Consent, you will receive a lump sum cash payment of $350,000.

             b. CONTINUED MEDICAL COVERAGE. To the extent permitted by the medical and hospitalization plan maintained by the Company, by the underwriter of the plan and by applicable law, through April 30, 2000, the Company will continue to provide medical and hospitalization insurance to you, at the Company's cost. The foregoing shall not, however, in any manner prohibit or restrict the Company, in its sole discretion, at any time from changing or eliminating such plan or underwriter, even if, as a result, the Company no longer would be able to provide medical and hospitalization insurance to you. To the extent the Company is unable to provide medical and hospitalization insurance to you through April 30, 2000, the Company will pay to you an amount equal to the premium payable by the Company to maintain family health care coverage for one of its employees.

             c. OPTIONS. You currently hold options for 70,000 shares of common stock of the Company, of which options for 23,333 shares are vested and options for 46,667 shares are unvested (the "Unvested Options"). The Company agrees that the Unvested Options shall vest on the day following the expiration of the Revocation Period. You may exercise all vested options (to the extent not previously exercised and provided that the term of the applicable
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Mr. Joseph J. Raymond
May 14, 1996
Page 3

      option has not otherwise expired) at any time within three months after the date hereof.

You acknowledge and agree that the payments and benefits provided for in this paragraph 2: (i) exceed any payment, benefit or other thing of value to which you might otherwise be entitled from the Companies, whether under any agreement with, or any policy, plan, practice or procedure of, any of the Companies and
(ii) are in full discharge of any and all of the Companies' liabilities and obligations to you, including without limitation any and all obligations arising under the Employment Agreement dated as of October 31, 1994 between the Company and you (the "Employment Agreement"), or under any alleged written or oral agreements, policies, plans, practices or procedures of any of the Companies, or understandings or arrangements between you and any of the Companies.

          3. PUBLIC RELATIONS. You and the Company have issued the press release annexed as Exhibit A, its language having been agreed upon by you and the Company. You and the Company have agreed that, except as otherwise required by law, any public disclosure regarding the facts and circumstances of your resignation, and any responses to inquiries regarding your resignation, will be to the effect set forth in the press release. You agree that you will not originate any written or oral statement, news release or other public announcement relating to any of the Companies, its customers or personnel, or your employment by the Company.

          4. CONFIDENTIALITY AND NON-COMPETITION. You acknowledge and agree that Sections 11, 12(a)-(d) and 13 of your Employment Agreement are, and shall remain, in full force and effect, and that the provisions of Section 12(e) of your Employment Agreement are not applicable and shall be deemed null and void. You agree to perform in all respects your obligations under Sections 11 and 12(a)-(d) of your Employment Agreement.

          5. VOTING OF COMMON STOCK. You agree that, through April 30, 2000, you will vote all shares of common stock of the Company ("Common Stock") held by you in the same proportions as the votes cast by other holders of Common Stock that are represented at each meeting of shareholders. You also agree that, through April 30, 2000, you will not (i) make or participate in any solicitation of proxies, or seek to advise or influence any person or entity, with respect to the voting of
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Mr. Joseph J. Raymond
May 14, 1996
Page 4

Common Stock; (ii) form, join or in any way participate in a "group" with respect to the Common Stock; or (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors, or policies of the Company.

          6. RELEASES, COVENANTS NOT TO SUE AND NONDISPARAGEMENT.

             a. RELEASE OF YOU. The Companies, for themselves and their successors and assigns (collectively, the "Company Releasors"), hereby release, remise and forever discharge you and each of your heirs, executors, administrators, legal representatives and assigns (collectively, the "Raymond Releasees") of and from any and all actions, causes of action, suits, debts, liabilities, claims and potential claims, sums of money, covenants, agreements, promises, damages, judgments and demands whatsoever, in law or equity, which against the Raymond Releasees or any of them, any of the Company Releasors ever had, now has, or which it hereafter can, shall or may have, for, upon or by reason of any fact, matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement provided that such fact, matter, cause or thing is now known to the Board of Directors of the Company (the "Discharged Raymond Matters"). The Company covenants that it shall never commence, institute, maintain, prosecute or participate in as a party any action or proceeding of any kind, judicial or administrative, based in whole or in part on any of the Discharged Raymond Matters. The Company represents that, as of the date of this Agreement, it has not taken any action referred to in the preceding sentence.

             b. RELEASE OF THE COMPANIES. You, for yourself and your heirs, dependents, executors, administrators, legal representatives, successors and assigns (collectively, the "Raymond Releasors"), hereby release, remise and forever discharge each of the Companies, each of its predecessors, successors and assigns, each of its employee benefit and/or pension plans or funds, each of the foregoing's present and former directors, officers, partners, stockholders, employees, agents, fiduciaries and trustees and each of the foregoing's heirs, executors, administrators, legal representatives, successors and assigns (collectively, the "Company Releasees") of and from any and all actions, causes
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Mr. Joseph J. Raymond
May 14, 1996
Page 5


      of action, suits, debts, liabilities, claims and potential claims, sums of money, covenants, agreements, promises, damages, judgments and demands whatsoever, in law or equity, whether known or unknown, which against the Company Releasees or any of them, any of the Raymond Releasors ever had, now has, or which he or it hereafter can, shall or may have, for, upon, or by reason of any fact, matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement (collectively, with the matters referred to in the following sentence, the "Discharged Company Matters"). Without limiting the generality of the foregoing, the Raymond Releasors hereby release, remise and forever discharge the Company Releasees of and from any and all claims arising out of or in connection with your employment with the Company or the termination of such employment, including, without limitation (i) any claim for employment discrimination or retaliation under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the New York State Human Rights Law, the New Jersey Law Against Discrimination or any other federal, state or local law prohibiting employment discrimination; and (ii) any claim for breach of contract, wrongful discharge, defamation, emotional distress, compensatory or punitive damages, attorney's fees, costs, disbursements and the like. You covenant that you shall never commence, institute, maintain, prosecute or participate in as a party any action or proceeding of any kind, judicial or administrative, based in whole or in part on any of the Discharged Company Matters. You represent that, as of the date of this Agreement, you have not taken any action referred to in the preceding sentence.

             c. NONDISPARAGEMENT. You agree that you will not disparage (or induce or encourage others to disparage) any of the Companies or its officers, directors, employees or shareholders, and the Company agrees that it will not disparage (or induce or encourage others to disparage) you. As used herein, the term "disparage" includes, without limitation, comments or statements to the press, any of the Companies' employees or any person with whom you or any of the Companies has a business relationship which would adversely affect in any manner the conduct of your or any of
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Mr. Joseph J. Raymond
May 14, 1996
Page 6


      the Companies' business or the business reputation of you, the Companies or any of the Companies' officers, directors, employees or shareholders.

             d. RELIEF. Any breach of the public disclosure provisions of paragraph 3 above, the confidentiality and non-competition provisions of paragraph 4 above, the voting provisions of paragraph 5 above, or the covenants not to sue contained in the second sentence of paragraph 6.a. or third sentence of paragraph 6.b. above, shall be considered a material breach of this Agreement. In the event of any such breach, or any breach of the nondisparagement provision in paragraph 6.c. above, due to the difficulty of calculating the damages that might be sustained directly or indirectly as a result of such breach, each of the parties specifically consents to the entry of injunctive relief against the breaching party, in addition to any and all other remedies at law or in equity, and further agrees that such injunctive relief shall not require the posting of a bond. The breaching party also agrees to pay the other party's reasonable attorneys' fees and costs incurred in enforcing this paragraph 6.d. and in defending against any action brought in violation of this Agreement.

          7. MISCELLANEOUS.

             a. The making of this Agreement is not intended, and shall not be construed, as an admission that any of the Companies or any of the Company Releasees has violated any federal, state or local law, ordinance or regulation, breached any contract or committed any wrong whatsoever against you.

             b. You acknowledge that you have read this Agreement in its entirety, fully understand all of its terms and their significance and knowingly and voluntarily assent to all the terms and conditions contained herein.

             c. The parties shall cooperate and take such actions, and execute such other documents, as either party may reasonably request in order to carry out the provisions or purposes of this Agreement.
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Mr. Joseph J. Raymond
May 14, 1996
Page 7


             d. If any clause or provision of this Agreement shall be held to be invalid or unenforceable, such clause or provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid or unenforceable and such invalidity or unenforceability shall not affect or render invalid or unenforceable any other clause or provision of this Agreement; provided, however, that upon a finding by a court of competent jurisdiction that the release in paragraph 6.b. above is illegal or unenforceable in whole or in part, this Agreement shall be voidable in the discretion of the Company and, if voided by the Company, you shall be required to repay and return to the Company all amounts paid or provided to you pursuant to this Agreement. In addition, if you seek to challenge the validity of, or otherwise vitiate, this Agreement (in whole or in part), you shall be required, as a precondition, to repay and return to the Company all amounts paid or provided to you by the Company pursuant to this Agreement.

             e. This Agreement sets forth the parties' final and entire agreement, and supersedes any and all prior understandings, with respect to its subject matter. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought.

             f. The paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             g. This Agreement shall be governed by and construed and interpreted in accordance with the internal law of the State of New York (without reference to its rules as to conflicts of law). Any legal action or proceeding with respect to or arising out of this Agreement shall be brought in the courts of the State of New York or of the United States of America, located in the County, City and State of New York, and, by execution and delivery of this Agreement, each of the parties hereby accepts, generally and unconditionally, the exclusive jurisdiction of such courts. Each of the parties hereby irrevocably waives, in connection with any such action or proceeding, any objection, including without limitation, any objection to the laying of venue or
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Mr. Joseph J. Raymond
May 14, 1996
Page 8


      based on the grounds of forum non conveniens, which he or it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction. IN ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT, EACH PARTY HERETO WAIVES TRIAL BY JURY IN SUCH ACTION OR PROCEEDING.

             h. Each of the parties understands and agrees that this Agreement is the result of extensive negotiations between them. Accordingly, it is understood and agreed that each of the parties shall be deemed to have drawn this Agreement in order to avoid any negative inference by a court against the preparer of this Agreement.

             i. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

          8. REVOCATION. You have twenty-one (21) calendar days from your receipt of this Agreement to sign this Agreement and return it to the Company. We advise you to consult with an attorney before signing this Agreement. You may sign this Agreement prior to the expiration of such twenty-one (21) day period. In addition, you will have seven (7) days after signing this Agreement to revoke your acceptance of its terms by giving written notice of revocation by personal delivery to Robert W. Fine at the address of the Company shown above. This Agreement will not become effective (and you will not receive any payments or other benefits under this Agreement) until you have signed this Agreement and the revocation period has passed.

          9. BANK CONSENT. This Agreement will not become effective (and you will not receive any payments or other benefits under this Agreement) until the Company shall have received, in form and substance satisfactory to the Company, the consent under the Amended and Restated Credit Agreement, dated as of March 1, 1995, among the Company, Various Banks and Banque Paribas, as Agent, of the "Required Banks" (as therein defined).
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Mr. Joseph J. Raymond
May 14, 1996
Page 9


          If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to us a copy of this Agreement within twenty-one (21) calendar days.


                                              Very truly yours,

                                              Transworld Home HealthCare, Inc.

                                              By: /s/ Robert W. Fine
                                                  ----------------------------
                                                 Name:  Robert W. Fine
                                                 Title: President

Accepted and agreed to on
the 15th day of May, 1996

/s/ Joseph J. Raymond
- ---------------------------
    Joseph J. Raymond

Sworn to before me on this
15th day of May, 1996

Dolores M. Lessone
- ---------------------------
       Notary Public

     DOLORES M. LESSONE
A Notary Public of New Jersey
My Commission Expires 3/6/97